Exhibit 3.3 – Certificate of Designation of Convertible Preferred Stock

[GRAPHIC OMITTED]   DEAN HELLER

                    SECRETARY OF STATE

                    204 NORTH CARSON STREET, SUITE I

                    CARSON CITY, NEVADA 89701-4299

                    (775) 684 5708

                    WEBSITE: SECRETARYOFSTATE.BIZ

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      CERTIFICATE OF DESIGNATION

       (PURSUANT TO NRS 78.1955)

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                                     ABOVE SPACE IS FOR OFFICE USE ONLY

                           CERTIFICATE OF DESIGNATION

                         FOR NEVADA PROFIT CORPORATIONS

                            (PURSUANT TO NRS 78.1955)

1.

Name of corporation:

      Identica Holdings Corporation

2.

By  resolution  of the board of  directors  pursuant to a provision in the articles of  incorporation,  this  certificate  establishes  the following regarding  the  voting  powers, designations,  preferences, limitations, restrictions  and  relative  rights  of the  following  class or series of stock:

1.

Designation, Amount and Stated Value. There is hereby designated a series of Preferred Stock to be known as the “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting such Series A Preferred Stock shall be an aggregate of four million shares (4,000,000) shares, par value $0.001 per share.

 [continued on Attachment A, annexed and  constituting a part of this Certificate of Designation]

3.

Effective date of filing (optional):

        (must not be later than 90 days after the certificate is filed)

4.

Officer Signature /s/ Edward A. Foster, Chief Executive Officer

                                      Edward A. Foster, Chief Executive Officer

5.

Filing fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.

[Attachment A to Certificate of Designation for Series A Convertible  Preferred Stock of Identica Holdings Corporation]

2.

Dividends.  The holders of the Series A Preferred Stock shall not be entitled to receive dividends on shares of Series A Preferred Stock, except to the extent declared by the Board of Directors.

3.

Liquidation Preference.

a.

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock (as defined below) of the Corporation and any other issue of stock, should there be any, by reason of their ownership thereof, an amount per share equal to $1.50 per each share of Series A Preferred Stock (representing 150% of the Original Issue Price Per Share (as defined below)) owned by such shareholder plus any declared and unpaid dividends on the Series A Preferred Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection.

b.

Upon completion of the distribution required by subsection 3(a), all of the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each stockholder.

c.

As used in this Certificate of Designation, the term “Common Stock” shall mean the common stock, $0.001 par value per share, of the Corporation, including any class of capital stock of the Corporation into which the Series A Preferred Stock is convertible, and any securities of the Corporation into which the Common Stock may be reclassified.

4.

Rights; Ranking.

a.

All shares of Series A Preferred Stock shall be identical and shall entitle the holders of the Series A Preferred Stock to the rights and privileges set forth herein.

b.

The Series A Preferred Stock shall rank senior to the Common Stock and to all other classes of equity securities of the Corporation until such time as the Series A Preferred Stock is converted to Common Stock.

5.

Conversion.

        a. At the Option of the Holders. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

  (1) Right to Convert:  Each share of the Series A Preferred Stock shall be convertible, without payment of additional consideration by the holder thereof at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Issue Price Per Share (defined below) by the Conversion Price (defined below) applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The conversion price per share for the Series A Preferred Stock shall initially be $0.25 (the "Conversion Price"); provided, however, that the Conversion Price shall be subject to adjustment as set forth in this Section 5. The "Original Issue Price Per Share" of the Series A Preferred Stock is $1.00.

 (2)  Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Promptly thereafter, the Corporation shall issue and deliver to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(3)  Adjustments to Conversion Price.  The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows

a.

Adjustments for Certain Splits and Combinations.

i.

In the event the Corporation should at any time or, from time to time, after the date upon which any shares of the Series A Preferred Stock were first issued (the "Purchase Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or for the determination of the outstanding shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding.

ii.

If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock or reverse stock split, then, following the record date of such combination or reverse stock split, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

b.

Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in this subsection, then, in each such case for the purpose of this subsection, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of the Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

c.

Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this Certificate of Designation), provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, which a holder of Common Stock deliverable upon conversion immediately prior to such recapitalization would have been entitled to receive on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

d.

Adjustments to Conversion Price for Dilutive Issues.

i.

Special Definitions. For purposes of this Section 5(d), the following definitions shall apply:

1.

"Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

2.

"Original Issue Date" shall mean the date on which the first share of Series A Preferred Stock is issued.

3.

"Convertible Securities" shall mean any evidences of indebtedness, Preferred Stock or other securities convertible into or exchangeable for Common Stock.

4.

“Additional Shares of Common" shall mean all shares of Common Stock issued (or, pursuant to Section 5(d)(iii), deemed to be issued) by the Corporation after the Original

Issue Date, other than shares of Common Stock issued, issuable or, pursuant to Section 5(d)(iii) herein, deemed to be issued:

a.

upon conversion of shares of the Series A Preferred Stock;

b.

to officers, directors or employees of, or consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other stock incentive program or arrangement approved by the Board of Directors for employees, officers, directors or consultants of the Corporation;

c.

as a dividend or distribution on the Series A Preferred Stock;

d.

in connection with any transaction for which adjustment is made pursuant to Section 5(d)(i), 5(d) (ii), 5(e) or 5(f) hereof; and

e.

shares of Common Stock or Preferred Stock issued upon the exercise of warrants and options granted prior to, or simultaneously with, the consummation of the transactions contemplated by the Purchase Agreement.

ii.

No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue.

iii.

Options and Convertible Securities. In the event that the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(d)(v) hereof) of such Additional Shares of Common would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

1.

no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities, in each case, pursuant to their respective terms;

2.

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

3.

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

a.

in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

b.

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional

Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

4.

no readjustment pursuant to clauses (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Original Issue Price Per Share, as applicable, or (ii) the applicable Conversion Price that would have resulted from other issuances of Additional Shares of Common after the applicable Original Issue Date; and

5.

in the case of an Option which expires by its terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of such Option, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

iv.

Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event that the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event the Conversion Price immediately prior to such issuance shall forthwith (except as otherwise provided in this clause (iv)) be adjusted to be the purchase price of such Additional Shares of Common, provided that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction thereto with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any amount or amounts so carried forward, shall aggregate $0.05 or more.

v.

Determination of Consideration. For purposes of this Section 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

1.

Cash and Property. Such consideration shall:

a.

insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

b.

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue if publicly traded or as determined in good faith by the Corporation's Board of Directors.

2.

Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 5(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, as determined in Section 5(d)(iii) hereof.

e.

No Impairment. The Corporation will not, by amendment of this Certificate of Designation or its Article of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

f.

No Fractional Shares and Certificate as to Adjustment.

i.

No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

ii.

Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this

Section 5, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

g.

Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of the Series A Preferred Stock, at least fifteen (15) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

h.

Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred A Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be reasonably necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes.

i.

Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Preferred Stock shall be deemed given within fifteen (15) days of deposit in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

j.

Termination of Rights. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Series A Preferred Stock Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of all accrued but unpaid cumulative dividends.

k.

No Conversion Charge or Tax. The issuance and delivery of certificates for shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the holder of shares of Series A Preferred Stock for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

l.

Notice of Adjustment. Whenever the securities or other property deliverable upon the conversion of the Series A Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each holder of shares of Series A Preferred Stock at such holder's address as it appears on the transfer books of the Corporation and shall forthwith file, at its principal executive office and with any transfer agent or agents for the Series A Preferred Stock and the Common Stock, a certificate, signed by the President or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer, Treasurer or one of its Assistant Treasurers, stating the securities or other property deliverable per share of Series A Preferred Stock calculated to the nearest cent or to the nearest one hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

m.

No Reissuance of Series A Preferred Stock.  Shares of Series A Preferred Stock that are converted into shares of Common Stock as provided herein shall be retired and may not be reissued as Series A Preferred Stock but may be reissued as all or part of another series of Preferred Stock, provided that such reissued stock shall be subordinate in all respects to the Series A Preferred Stock so long as the Series A Preferred Stock shall remain outstanding.

n.  Closing of Books.  The Company will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock; provided, however, nothing herein shall be construed to prevent the Company from setting record dates for the holders of its securities.

           o.  Subsequent Adjustments.  In the event that, as a result of an adjustment made pursuant to this Section 5, holders of Series A Preferred Stock shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Series A Preferred Stock shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained herein.

b. Automatic Conversion.  Subject to the conditions set forth in this subsection, upon the closing of an offering with gross proceeds of not less than $2,000,000 at a price per share of not less than $0.50 per share of Common Stock (a “Qualified Financing”), all of the then outstanding shares of Series A Preferred Stock shall be converted automatically and without further corporate action into fully paid and non-assessable shares of Common Stock at the Conversion Price in effect immediately prior to the closing of the Qualified Financing.  As a condition to the automatic conversion of the Series A Preferred Stock upon the closing of a Qualified Financing, (i) on or before the date of the closing of a Qualified Financing, the Corporation’s Registration Statement on Form SB-2 (File No. 333-137710) filed with the Securities and Exchange Commission (the “SEC”) shall have been declared effective by the SEC, and (ii) all of the 8% Convertible Notes of the Corporation shall have been converted into Common Stock or satisfied. Not less than five (5) days prior to the scheduled date of the closing of a Qualified Financing, the Corporation shall give the holders of the Series A Preferred Stock  notice of the scheduled closing of the Qualified Financing, which shall state the material terms of the financing, the scheduled date of closing, confirm that the conditions to the automatic conversion of the Series A Preferred Stock have been, or are expected to be satisfied by, the scheduled date of closing, and that all outstanding shares of Series A Preferred Stock will be converted into shares of Common Stock in accordance with the terms of this subsection upon the closing of the Qualified Financing. The conversion of the Series A Preferred Stock contemplated by this section shall occur at the closing of the Qualified Financing, notwithstanding that the closing does not occur until after the date of the closing set forth in the notice provided all of the conditions set forth in this subsection have been satisfied.

6.

Voting. Except for matters in respect of which a class vote is specifically provided for herein or required under Chapter 78 of the Nevada Revised Statutes, or any successor statute, holders of Series A Preferred Stock shall be entitled to vote, together with holders of Common Stock as a single class, on all matters upon which stockholders of the Corporation are entitled to vote, with each share of Series A Preferred Stock having one vote.

7.  Certain Restrictions  Except as required by law or by the terms of the Articles of Incorporation or this Certificate of Designation, as long as the number of outstanding shares of Series A Preferred Stock is more than 25% of the number of shares of Series A Preferred Stock that have been issued, the Corporation shall not take any of the following actions without the affirmative approval of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in person or by proxy at a special meeting called for that purpose, at which meeting the holders of shares of Series A Preferred Stock shall vote together as a class, or in a written consent of the holders of a majority of the shares of Series A Preferred Stock:

a.     authorize, create, designate, establish or issue (whether by merger or otherwise) (i) an increase in the number of shares of Series A Preferred Stock, or (ii) any other class or series of capital stock ranking senior to or on parity with the Series A Preferred Stock as to dividends or upon liquidation (other than shares of Series A Preferred Stock) or reclassify any shares of Common Stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series A Preferred Stock (other than shares of Series A Preferred Stock);

b.  incur or assume any indebtedness for borrowed money, other than indebtedness pursuant to a revolving credit facility which provides working capital advances based upon eligible accounts receivable and inventory, or other asset-based financing secured by the receivables, inventory, equipment and/or other assets of the Company  or its Subsidiaries;

c.

amend, alter or repeal, whether by merger, consolidation or otherwise, the Articles of Incorporation or By-Laws of the Corporation or the Resolutions contained in this Certificate of Designation of the Series A Preferred Stock and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock, or which would increase or decrease the amount of authorized shares of the Series A Preferred Stock or of any other series of preferred stock ranking senior to the Series A Preferred Stock, with respect to the payment of dividends (whether or not such series of preferred stock is cumulative or noncumulative as to payment of dividends) or upon liquidation; provided, however, that an increase in the authorized shares of Common Stock shall be deemed not to adversely affect the Series A Preferred Stock;

   d.    directly or indirectly, declare or pay any dividend (other than dividends permitted pursuant to Section 2 and dividends payable in shares of Common Stock, but only to the extent that such stock dividend results in an adjustment of the Conversion Price pursuant to Section 5(a)(3)b. or directly or indirectly purchase, redeem, repurchase or otherwise acquire or permit any subsidiary to redeem, purchase, repurchase or otherwise acquire (or make any payment to a sinking fund for such redemption, purchase, repurchase or other acquisition) any share of Common Stock or any other class or series of the Corporation’s capital stock  (except for shares of Common Stock repurchased from current or former employees, consultants, or directors upon termination of service in accordance with plans approved by the Corporation’s Board of Directors), whether in cash, securities or property or in obligations of the Corporation or any subsidiary; or

e.

agree to do any of the foregoing.

8.

Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof, unless to do so would contravene the present valid and legal intent of the Corporation and the initial purchaser of the Series A Preferred Stock.

9.

No Waiver.  Except as otherwise modified or provided for herein, the holders of Series A Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under Chapter 78 of the Nevada Revised Statutes.

10.

No Impairment.  The Corporation will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all time in good faith assist in the carrying out of all the provisions of  Article 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series A Preferred Stock against impairment.

11.

Amendment; Waiver.  Any term of the Series A Preferred Stock may be amended or waived upon the written consent of the Corporation and the holders of at least a majority of the Series A Preferred Stock then outstanding, voting together as a single class; provided, however that the number of shares of Common Stock that may be acquired upon conversion of the Series A Preferred Stock under Section 5 and the Conversion Price may not be amended, and the right to convert the Series A Preferred Stock may not be altered or waived, without the written consent of the holders of all of the then outstanding shares of Series A Preferred Stock.

12.

Action By Holders.  Any action or consent to be taken or given by the holders of the Series A Preferred Stock may be given either at a meeting of the holders of the Series A Preferred Stock called and held for such purpose or by written consent.